Exhibit 99.1

         Waste Connections Announces Executive Management Appointments

     FOLSOM, Calif.--(BUSINESS WIRE)--Aug. 31, 2004--Waste Connections, Inc. (NYSE:WCN) today announced the appointment of Steven F. Bouck to the position of President, and Worthing F. Jackman as Executive Vice President and Chief Financial Officer. Mr. Bouck, previously the Company's Chief Financial Officer, will be responsible for overseeing operations, engineering, and information systems. Mr. Jackman, previously Vice President - Finance and Investor Relations, will oversee all finance, treasury, accounting, tax, internal audit and investor relations functions for the Company.
     Ronald J. Mittelstaedt, Chairman and Chief Executive Officer, said: "I am extremely pleased to announce these promotions for Steve and Worthing. They have made extremely valuable contributions to our growth, development and financial position, and have helped us become the Company we are today. These appointments conclude two years of work and strategic planning by our Board of Directors, aimed at strengthening the Company's management depth in a way that allows us to address the increasing complexities of our business. With Steve as President and Darrell Chambliss our COO, I expect to commit more of my time to the continued growth of the Company."

     Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S. The Company serves more than one million commercial, residential and industrial customers from a network of operations in 23 states. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California. For more information, visit the Waste Connections web site at www.wasteconnections.com.

     Certain statements contained in this press release are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy. Waste Connections' business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) difficulties in making acquisitions, acquiring exclusive contracts and generating internal growth may cause Waste Connections' growth to be slower than expected; (2) Waste Connections' growth and future financial performance depend significantly on its ability to integrate acquired businesses into its organization and operations; (3) Waste Connections' acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (4) Waste Connections competes for acquisition candidates with other purchasers, some of which have greater financial resources than it does, and these other purchasers may be able to offer more favorable acquisition terms, thus limiting Waste Connections' ability to grow through acquisition; (5) timing of acquisitions may cause fluctuations in Waste Connections' quarterly results, which may cause its stock price to decline; (6) rapid growth may strain Waste Connections' management, operational, financial and other resources; (7) Waste Connections may be unable to compete effectively with governmental service providers and larger and better capitalized companies, which may result in reduced revenues and lower profits; and (8) Waste Connections may lose contracts through competitive bidding, early termination or governmental action, which would cause its revenues to decline. These risks and uncertainties, as well as others, are discussed in greater detail in Waste Connections' filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. There may be additional risks of which Waste Connections is not presently aware or that it currently believes are immaterial which could have an adverse impact on its business. Waste Connections makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

     CONTACT: Waste Connections, Inc.
              Worthing Jackman, 916-608-8266
              worthingj@wasteconnections.com